Exhibit 99.2

Fiorinal®, Fiorinal® C, Visken® and Viskazide® Product Lines of Novartis Group

Statements of Revenue and Related Expenses

(in US Dollars)

For the Nine Months ended September 30, 2014 and the Year ended December 31, 2013

Independent Auditor’s Report

To: The Board of Directors and Management of Novartis Pharma AG

We have audited the accompanying Statements of Revenue and Related Expenses related to the rights to Fiorinal, Fionrinal C, Visken and Viskazide Products (the “Products”) in Canada of Novartis Pharma AG and Novartis AG (“Novartis”) for the nine-months ended September 30, 2014 and the year ended December 31, 2013 and the associated Notes 1 and 2 (collectively referred to as the “special purpose financial statements”).

Management's Responsibility for the Special Purpose Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose financial statements in accordance with International Financial Reporting Standards; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the special purpose financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Novartis' preparation and fair presentation of the special purpose financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the accompanying special purpose financial statements present fairly, in all material respects, the Revenues and Related Expenses of the Products for the nine-months ended September 30, 2014 and the year ended December 31, 2013 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of matter

The accompanying special purpose financial statements were prepared in connection with the Products sold pursuant to the Agreement, and as described in Note 1, were prepared in accordance with an SEC waiver received by Tribute, for the purposes of Tribute complying with Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X. These special purpose financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Products in accordance with the International Financial Reporting Standards (“IFRS”). Our opinion is modified with respect to this matter.

/s/ Martin Kennard	/s/ Steve Johnson
Martin Kennard	Steve Johnson

PricewaterhouseCoopers AG
Basel, Switzerland

October 29, 2015

Fiorinal®, Fiorinal® C, Visken® and Viskazide® Product Lines of Novartis Group

(in US Dollars)

Statements of Revenue and Related Expenses

	Nine months ended September 30, 2014	Year ended December 31, 2013

Net sales	5'203'253	15'783'726
Cost of Sales	(464'800)	(1'394'670)
Gross Profit	4'738'453	14'389'056
Operating expenses:
General and Administrative	(156'098)	(473'512)
Total operating expenses	(156'098)	(473'512)
Excess of revenues over direct operating expenses	4'582'355	13'915'544

See accompanying notes to the Special Purpose Financial Statements

Fiorinal®, Fiorinal® C, Visken® and Viskazide® Product Lines of Novartis Group

1.	Description of Business and Basis of Presentation

On October 2, 2014, Novartis Pharma AG and Novartis AG (“Novartis”) entered into an Asset Purchase Agreement (the “Agreement”) with Tribute Pharmaceutical Canada Inc (“Tribute”) for Fiorinal®, Fiorinal® C, Visken® and Viskazide® (the “Products”).  The Agreement provides for the sale of certain intellectual property, marketing authorisations and related data, information, and the partial assignment of certain manufacturing and supply agreements and tenders with third parties, relating to the Products in Canada, for a consideration of approximately CA$32 million.

The accompanying special purpose financial statements were prepared to present the net assets sold pursuant to the Agreement and the related revenue and operating expenses related to the net assets sold. They have been prepared for the purpose of supporting Tribute in complying with Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X. The basis of preparation describes how these special purpose financial statements have been prepared.

These special purpose financial statements have been prepared on a basis, which includes only those assets, which are directly attributable to the Products and are identified in the Agreement as being transferred to Tribute. Hence these special purpose financial statements are not intended to be a complete presentation of the Products in Canada’s financial position, results of operations or cash flows in conformity with the International Financial Reporting Standards (“IFRS”).  The financial statements do not necessarily represent the assets, liabilities, revenue and expenses of the Products had it been operated as a separate independent business and may therefore not be indicative of the financial position and financial performance that would have been achieved if operated as an independent entity or of future results of the Products.

Fiorinal® and Fiorinal® C is used for the relief of pain from headache and Visken® and Viskazide® is used for the treatment of cardiovascular conditions.  Production of the Products had been outsourced to a third party in Canada, including the sourcing of raw material through to the final packaging of the Products.  Throughout the periods covered by the special purpose financial statements, the operations relating to the Products and related assets to be sold were not within separate legal entities but were conducted as part of Novartis. Historically Novartis has not maintained separate records for these Products. These special purpose financial statements, including the accompanying notes, have been derived from the consolidated financial statements and the underlying historical accounting records of Novartis. The accounting policies herein are reflective of those used for the historical Novartis consolidated financial statements, which were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (IASB) unless stated otherwise.

Fiorinal®, Fiorinal® C, Visken® and Viskazide® Product Lines of Novartis Group

1.	Description of Business and Basis of Presentation, continued:

In accordance with the Agreement, Tribute did not acquire the assets and liabilities such as trade receivables, inventory or trade payables related to the Products except for certain intellectual property and other rights as outlined above.  In the Novartis’ accounting records, these intellectual property rights had a carrying value of zero.  Novartis has retained financial responsibility for any liabilities relating to products sold prior to the transaction closing, with Tribute assuming financial responsibility for any liabilities relating to products sold after closing.   Novartis supplied the Products to Tribute for a limited period after October 2, 2014 under a separate Inventory Supply Agreement to avoid interruption of supply of the Products in the market.  As the intellectual property rights acquired had a carrying value of zero at December 31, 2013 and as at September 30, 2014, and no liabilities were assumed no Statement of Assets Acquired or Liabilities Assumed has been presented.

The special purpose financial statements include revenue and expenses that are related to the Products and certain allocations of other direct expenses incurred by Novartis attributable to the Products as discussed below.

All of the allocations and estimates in the Statement of Revenue and Related Expenses are based on assumptions that Novartis management believes are reasonable.

The special purpose financial statements are presented in US dollars.  Some of the transactions related to the Products were denominated in Canadian dollars or other currencies.   These transactions have been translated into US dollars using the average exchange rate with the US dollar values for each month being aggregated during the period and year.

Net revenue in the accompanying Statements of Revenue and Related Expenses represent net sales directly attributable to the Products.  Costs and expenses in the accompanying Statements of Revenue and Related Expenses represent direct and allocated costs and expenses related to the Products.  Costs for certain functions and services performed centrally by Novartis have been allocated to the Products based on reasonable activity-based methods on using historical accounting records.   The Statements of Revenue and Related Expenses include expense allocations for 1) certain fixed and variable product costs and 2) general and administrative costs. Considering the maturity of the Products, no direct marketing and sales activities were performed neither were any development activities performed or required during the periods presented.

The Statements of Revenue and Related Expenses exclude allocation of expenses relating to Novartis corporate level as they are not associated with revenue generating operations of the Products.

The funding and managing of Novartis operations (including operations of the Products) are performed on a consolidated basis; accordingly, costs of funding the operations, including debt and related interest expense were not allocated to the Products.  Novartis also maintains its tax functions on a consolidated basis; accordingly, tax expense was not allocated to the Products.

Cash receipts and disbursements relating to the operations of the Products are aggregated with the cash activity for the entire operations of Novartis. As the Products have historically been managed as part of the operations of Novartis and have not been operated as a stand-alone business, it is not practicable nor does sufficient data exist to prepare historical cash flow information regarding the Products operating, investing, and financing cash flows.  As such, statements of cash flows are not presented.

Fiorinal®, Fiorinal® C, Visken® and Viskazide® Product Lines of Novartis Group

2.	Summary of Significant Accounting Policies:

Revenue Recognition

Revenue is recognized on the sale of the Products and recorded as “Revenue, net” in the Statements of Revenue and Related Expenses when there is persuasive evidence that a sales arrangement exists, title and risks and rewards for the products are transferred to the customer, the price is determinable and collectability is reasonably assured.  When contracts contain customer acceptance provisions, sales are recognised upon the satisfaction of acceptance criteria.

Provisions for rebates, and discounts granted to government agencies, wholesalers, retail pharmacies, managed care and other customers are recorded as a reduction of revenue at the time the related revenue are recorded or when the incentives are offered.  They are calculated based on historical experience and the specific terms of the agreements.

Cash discounts are offered to customers to encourage prompt payment and are recorded as revenue deductions.  When there is historical experience of Novartis agreeing to customer returns or Novartis can otherwise reasonably estimate expected future returns, a provision is recorded for estimated sales returns.  In doing so, the estimated rate of returns is applied, determined based on historical experience of customer returns or considering any relevant factors.  This is applied to the amounts invoiced also considering the amount of returned products to be destroyed versus products that can be placed back in inventory for resale.  Where shipments are made on a re-sale or return basis, without sufficient historical experience for estimating sales returns, revenue is only recorded when there is evidence of consumption or when the right of return has expired.

Provisions for revenue deductions are adjusted to actual amounts as rebates, discounts and returns are processed.  The provision represents estimates of the related obligations, requiring the use of judgment when estimating the effect of these sales deductions.

Cost of Sales

Cost of Sales includes the acquisition costs of the Products and an allocation of indirect costs; costs for supporting operations functions, facilities and services shared by the Products with other Novartis Pharma Products.  Manufacturing of the Products had been outsourced to a third party in Canada, including the sourcing of raw material through to the final packaging of the Products.  Indirect costs are allocated based on the net sales ratio of the Products relative to the total net sales of Novartis.

General and Administrative

All general and administrative costs are allocated and include costs incurred by Novartis primarily related to back office functions, including human resources, legal and finance functions.  These costs are allocated based on the net sale ratio of the Products relative to the total net sales of Novartis.

Use of estimates

The preparation of special purpose financial statements requires management to make certain estimates and assumptions, either at the balance sheet date or during the period and years that affect the reported amounts of assets, liabilities, revenue and expenses. Such estimates and assumptions were made in conformity with IFRS. Actual outcomes and results could differ from those estimates and assumptions.  Also, as discussed in Note 1, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Products had been operated as a separate business or the future results of the Products.

Fiorinal®, Fiorinal® C, Visken® and Viskazide® Product Lines of Novartis Group

3.	Subsequent Events

Novartis has evaluated subsequent events as they relate to the Products for potential recognition or disclosures through to October 2, 2014, the date on which risk and rewards of the Products were transferred to Tribute, and has determined there are no subsequent events to be reporting in the accompanying statements.